Exhibit 99.3

Risk Factors Related to the Acquired Tenet Business and the Company Post-Closing

You should carefully consider the following risk factors, in addition to other risk factors and information described in the Annual Report on Form 10-K of Eliem Therapeutics, Inc. (“Eliem”) for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, and in the Quarterly Report on Form 10-Q of Eliem for the quarterly period ended March 31, 2024, as filed with the SEC on May 15, 2024, and in other filings that Eliem makes with the Securities and Exchange Commission (“SEC”) in evaluating Eliem and its business.

Background

On June 27, 2024, Eliem completed its acquisition of Tenet Medicines, Inc. (“Tenet”), in accordance with an Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024 (the “Acquisition Agreement”), by and among Eliem, Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eliem (“Transitory Subsidiary”), Tenet, and, solely in his capacity as Tenet equityholder representative, Stephen Thomas, providing for the acquisition of Tenet by Eliem through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of Eliem (the “Acquisition”). In addition, on April 10, 2024, Eliem entered into a Securities Purchase Agreement with several accredited institutional investors (the “PIPE Investors”), pursuant to which, on June 27, 2024, Eliem issued an aggregate of 31,238,282 shares of Eliem common stock to the PIPE Investors (the “Private Placement”).

Following the closing of the Acquisition, Tenet became a wholly owned subsidiary of Eliem and Eliem’s business included the business conducted by Tenet immediately prior to the Acquisition, including the advancement of TNT119, and Tenet’s agreements and arrangements effectively became agreements and arrangements of Eliem. Unless the context indicates otherwise, all references in the following risk factors to “Eliem” and “Post-Closing Eliem” refer to Eliem Therapeutics, Inc. and its wholly owned subsidiaries after the effective time of the Acquisition, and all references to Tenet refer to Tenet Medicines, Inc. prior to the effective time of the Acquisition.

Summary of Risk Factors

Risks Related to Tenet

•	There may be substantial delays in future clinical trials of TNT119 or TNT119 may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

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Preliminary, initial, or interim results from clinical trials that Tenet announces, presents, or publishes from time to time may change as more data and information become available (or are updated based upon audit, validation and verification procedures of the data/information commonly performed for clinical trials) that could result in material changes in the final trial results.

•	Tenet’s success depends on its ability to protect its intellectual property and TNT119.

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Tenet relies heavily on certain in-licensed patents and other intellectual property rights in connection with its development of TNT119 and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize TNT119.

Risks Related to Post-Closing Eliem

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After the Acquisition, Post-Closing Eliem is highly dependent on the success of TNT119. If Post-Closing Eliem is unable to successfully complete clinical development of, obtain regulatory approval for, or commercialize, TNT119, or if Post-Closing Eliem experiences delays in doing so, it will be materially harmed.

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Eliem stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they experienced in connection with the Acquisition and the Private Placement.

•	Post-Closing Eliem will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

•	The market price of Post-Closing Eliem common stock may be volatile, and the market price of the common stock may drop following the Acquisition.

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After completion of the Acquisition, Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, L.P. (together with certain of its affiliated funds, “RA Capital Management”), will have the ability to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval.

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Post-Closing Eliem will have broad discretion in the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement, and Post-Closing Eliem may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Risks Related to Tenet

Risks Related to Tenet’s Development of TNT119

There may be substantial delays in conducting future clinical trials of TNT119 in Tenet’s intended indications or TNT119 may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

Before obtaining marketing approval from regulatory authorities for the sale of TNT119, Tenet must collect sufficient safety and efficacy data from preclinical studies and conduct extensive clinical trials of TNT119 for its intended indications. Clinical testing is expensive, time-consuming and uncertain as to outcome. Tenet cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing. Events that may prevent successful or timely completion of clinical development include:

•	inadequacy of or changes in Tenet’s manufacturing process or formulation of TNT119;

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delays in reaching a consensus with regulatory authorities on trial design, including the planned investigational new drug application (“IND”) submission for TNT119 for systemic lupus erythematosus (“SLE”) and immune thrombocytopenia (“ITP”) and the potential for a delay in initiation of the related Phase 2 studies of TNT119 for SLE and ITP and any preclinical or nonclinical studies required in support of an IND submission for TNT119;

•	delays in enrolling patients in clinical trials;

•	delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites;

•	delays in opening clinical trial sites or obtaining required institutional review board (“IRB”) or independent ethics committee approval at each clinical trial site;

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delays in recruiting suitable subjects to participate in Tenet’s clinical trials, including because such trials have restrictive eligibility criteria or may be controlled trials and patients are not guaranteed to receive TNT119, or as a result of alternative therapies or competing trials;

•	failure by Tenet, any CROs it engages or any other third parties to adhere to clinical trial requirements;

•	failure to perform in accordance with good clinical practices (“GCPs”), or applicable regulatory guidelines in other countries;

•	delays in the testing, validation, manufacturing and delivery of TNT119 to the clinical sites, including delays by third parties with whom Tenet has contracted to perform certain of those functions;

•	delays in subjects completing participation in a trial or returning for post-treatment follow-up;

•	clinical trial sites or subjects dropping out of a trial;

•	selection of clinical endpoints that require prolonged periods of clinical observation or analysis of the resulting data;

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imposition of a clinical hold by regulatory authorities as a result of a serious adverse event, or after an inspection of Tenet’s clinical trial operations, trial sites or manufacturing facilities or otherwise;

•	occurrence of serious adverse events in trials of the same class of agents conducted by other sponsors;

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delays as a result of public health crises, or from the outbreak of another pandemic or contagious disease or other global instability could delay the initiation or rate of completion of any clinical trial; or

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols.

In addition, the U.S. Food and Drug Administration’s (“FDA”) and other regulatory authorities’ policies with respect to clinical trials may change and additional government regulations may be enacted. If Tenet is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies governing clinical trials, its development plans may be impacted. Tenet’s product development costs will increase if it experiences delays in testing or marketing approvals. In addition, if Tenet makes manufacturing or other changes to TNT119, Tenet may need to conduct additional studies to bridge such new formulation of TNT119 to earlier versions. For example, Tenet expects it will need to conduct additional non-clinical studies of TNT119 to bridge its new planned formulation of TNT119 to its earlier formulation. Tenet does not know whether any of its clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Tenet may also determine to change the design or protocol of one or more of its clinical trials, which could result in delays. Significant clinical trial delays with respect to TNT119 could also shorten any periods during which Tenet may have the exclusive right to commercialize TNT119 or allow its competitors to bring products to market before Tenet does and impairs its ability to successfully commercialize TNT119.

Tenet may find it difficult to enroll and/or retain patients in its future clinical trials, which could delay or prevent Tenet from proceeding with clinical trials and its clinical development activities.

Tenet may not be able to initiate or continue its planned clinical trials on a timely basis or at all if it is unable to recruit and enroll a sufficient number of eligible patients to participate in these trials through completion of such trials as required by the FDA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Tenet’s ability to enroll eligible patients may be limited or may result in slower enrollment than it anticipates. There may be limited patient pools from which to draw for clinical studies. Patient enrollment for Tenet’s current or any future clinical trials may be affected by other factors, including:

•	the patient eligibility criteria defined in the protocol;

•	the size of the patient population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to trial sites;

•	the design of the trial;

•	the availability and efficacy of approved drugs for the disease under investigation;

•	perceived risks and benefits of the product candidate under study;

•	Tenet’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

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competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages and risks of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications that Tenet is investigating;

•	Tenet’s ability to obtain and maintain patient consents;

•	patient referral practices of physicians;

•	the ability to monitor patients adequately during and after treatment;

•	proximity and availability of clinical trial sites for prospective patients; and

•	the risk that patients enrolled in clinical trials will drop out of the clinical trials before completion.

In addition, Tenet’s clinical trials may compete with other clinical trials for product candidates that are in the same therapeutic areas as TNT119, and this competition would reduce the number and types of patients available to Tenet because some patients who might have opted to enroll in Tenet’s clinical trials may instead opt to enroll in a clinical trial being conducted by one of its competitors. Since the number of qualified clinical investigators is limited, Tenet expects to conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for Tenet’s clinical trials in such clinical trial site.

Tenet’s inability to enroll a sufficient number of patients for its clinical trials would result in significant delays or might require it to abandon one or more clinical trials altogether. Delays in patient enrollment may result in increased costs, affect the timing or outcome of the planned clinical trials, product candidate development and approval process and jeopardize Tenet’s ability to seek and obtain the regulatory approval required to commence product sales and generate revenue, which could prevent completion of these trials, adversely affect Tenet’s ability to advance the development of TNT119, cause the value of its company to decline and limit its ability to obtain additional financing if needed. Furthermore, even if Tenet is able to enroll a sufficient number of patients for its clinical trials, it may have difficulty maintaining participation in its clinical trials through the treatment and any follow-up periods.

Tenet is also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, such as www.ClinicalTrials.gov in the United States, within certain time frames. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Preliminary, initial, or interim results from clinical trials that Tenet announces, presents, or publishes from time to time may change as more data and information become available (or are updated based upon audit, validation and verification procedures of the data/information commonly performed for clinical trials) that could result in material changes in the final trial results.

From time to time, Tenet may announce, present or publish preliminary, initial, or interim data or other information from its clinical trials, such as the preliminary data from the Phase 1b clinical trial of TNT119 for the treatment of membranous nephropathy (“MN”). Any such data and other results from Tenet’s clinical trials may materially change as more patient data and information become available. Such data and information may also undergo significant change following subsequent auditing, validation and/or verification procedures that are commonly conducted in clinical trials. Thus, any preliminary, initial, or interim data or other information may not be predictive of final results from the clinical trial and should be viewed with caution until the final data are available. Tenet may also arrive at different conclusions, or other determinations that may qualify such results, once it has received and fully evaluated the additional data. Differences between preliminary, initial or interim results and final results could lead to significantly different interpretations or conclusions of the trial outcomes.

Further, others, including regulatory authorities and collaboration or regional partners, may not accept or agree with Tenet’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of TNT119, the approvability or commercialization of TNT119, and Tenet, in general. In addition, the information Tenet chooses to publicly disclose regarding a particular clinical trial is based on what is typically extensive information, and investors may not agree with what Tenet determines is material or otherwise appropriate information to publicly disclose.

If the preliminary, initial or interim data that Tenet reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Tenet’s ability to obtain approval for, and commercialize TNT119 may be harmed, which could significantly harm Tenet’s reputation, business, results of operations, financial condition and prospects.

TNT119 may cause adverse events and/or undesirable side effects or have other properties that could delay or prevent its regulatory approval, limit its commercial potential or result in significant negative consequences following any potential marketing approval.

Certain adverse events and undesirable side effects caused by TNT119 could cause Tenet or regulatory authorities to interrupt, delay or pause clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authorities. If undesirable side effects do occur in Tenet’s clinical trials, they could cause delay or even discontinuance of further development of TNT119, which would impair Tenet’s ability to generate revenues and would have a material adverse effect on its business, results of operations, financial condition and cash flows and future prospects.

As a result of undesirable side effects or further safety issues that Tenet may experience in its clinical trials in the future, it may not receive approval to market TNT119, which could prevent it from ever generating revenues or achieving profitability. Results of trials could reveal an unacceptably high severity and prevalence of side effects. In such an event, clinical trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order Tenet to cease further development of, or deny approval of, TNT119 for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may have a material adverse effect on Tenet’s business, results of operations, financial condition and cash flows and future prospects.

Additionally, even if TNT119 receives marketing approval, if Tenet or others later identify undesirable side effects caused by TNT119, a number of potentially significant negative consequences could result, including:

•	Tenet may suspend or be forced to suspend marketing of TNT119;

•	regulatory authorities may suspend, vary or withdraw their approvals of TNT119;

•	Tenet may be obliged to conduct a product recall or product withdrawal;

•	regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of TNT119;

•	the FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about TNT119;

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the FDA may require the establishment or modification of a Risk Evaluation and Mitigation Strategy (“REMS”) or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of TNT119 and impose burdensome implementation requirements on Tenet;

•	Tenet may be required to change the way TNT119 is administered or conduct additional post-marketing clinical trials;

•	Tenet could be sued and held liable for harm caused to subjects or patients;

•	Tenet could be required to pay fines and face other administrative, civil and criminal penalties;

•	Tenet may be subject to litigation or product liability claims; and

•	Tenet’s reputation may suffer.

Any of these events could prevent Tenet from achieving or maintaining market acceptance of the particular product candidate, if approved.

Tenet faces significant competition in an environment of rapid technological change, and there is a possibility that its competitors may achieve regulatory approval before it or develop therapies that are safer, less expensive or more advanced or effective than Tenet, which may harm its financial condition and its ability to successfully market or commercialize TNT119.

The development and commercialization of new drug products is highly competitive. Moreover, the immunology and inflammation field is characterized by rapidly changing technologies, significant competition, and a strong emphasis on intellectual property. Tenet will face competition with respect to TNT119 from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for development, manufacturing, and commercialization.

There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of the disease indications for which Tenet is developing TNT119. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to Tenet’s approach, and others are based on entirely different approaches.

Companies developing biologics and other modalities include Roche Holding AG (currently markets Rituxan (rituximab), which is used for a broad number of autoimmune diseases), Amgen (UPLINZA (inebilizumab) for the treatment of neuromyelitis optica spectrum disorder) and Ocrevus (ocrelizumab for the treatment of multiple sclerosis), each of which target CD20 on B cells), and others who have biologics aimed at other targets relevant to autoimmune diseases, including, for example, AbbVie, Johnson & Johnson, Bristol Myers Squibb and Novartis.

If Tenet successfully develops and commercializes TNT119, it will compete with existing therapies and new therapies that may become available in the future that are approved to treat the same diseases for which Tenet may obtain approval for TNT119. This may include other types of therapies, such as small molecule, chimeric antigen receptor T cells (“CAR-T”), antibody, and/or protein therapies.

Many of Tenet’s current or potential competitors, either alone or with their collaboration partners, may have significantly greater financial resources and expertise than it does in research and development, manufacturing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products. Mergers and acquisitions in the pharmaceutical, biotechnology, and gene therapy industries may result in even more resources being concentrated among a smaller number of Tenet’s competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Tenet in recruiting and retaining qualified scientific and management consultants and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Tenet’s programs. Tenet’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize product candidates that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than TNT119 or that would render TNT119 obsolete or non-competitive. Tenet’s competitors also may obtain FDA or other regulatory approval for their product candidates more rapidly than Tenet may obtain approval for TNT119, which could result in its competitors establishing a strong market position before Tenet is able to enter the market. Additionally, technologies developed by Tenet’s competitors may render TNT119 uneconomical or obsolete, and Tenet may not be successful in marketing TNT119 against competitors.

In addition, as a result of the expiration or successful challenge of Tenet’s patent rights, Tenet could face more litigation with respect to the validity and/or scope of patents relating to its competitors’ products. The availability of Tenet’s competitors’ products could limit the demand, and the price Tenet is able to charge, for TNT119.

Tenet’s estimates of market opportunity and forecasts of market growth for TNT119 may prove to be inaccurate, and even if the markets in which Tenet compete achieve the forecasted growth, its business may not grow at similar rates, or at all.

Tenet’s market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. Tenet currently focuses its research and product development on TNT119 for the treatment of MN, ITP and SLE. Tenet’s understanding of the patient populations with these diseases is based on estimates in published literature. These estimates, and Tenet’s estimates and forecasts relating to size and expected growth based on these estimates, may prove to be incorrect and new studies may reduce the estimated incidence or prevalence of these diseases. The number of patients in the United States and elsewhere may turn out to be lower than expected, patients may not be otherwise amenable to treatment with TNT119 or patients may become increasingly difficult to identify and access. Even if the patient populations meet Tenet’s size estimates and growth forecasts, its business may not grow at similar rates, or at all. Tenet’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties.

Tenet’s revenue will be dependent, in part, upon the size of the markets in the territories for which Tenet gains regulatory approval, the accepted price for TNT119, the ability to obtain coverage and reimbursement, the ability to gain market share and whether Tenet owns the commercial rights for that territory. If the number of its addressable patients is not as significant as Tenet estimates, the indication approved by regulatory authorities is narrower than Tenet expects or the treatment population is narrowed by competition, physician choice or treatment guidelines, Tenet may not generate significant revenue from sales of TNT119, even if approved.

Further, there are several factors that could contribute to making the actual number of patients who receive TNT119 less than the potentially addressable market. These include the lack of widespread availability of, and limited reimbursement for, new therapies in many underdeveloped markets.

Tenet has no experience in sales, marketing and distribution and may have to enter into agreements with third parties to perform these functions, which could prevent it from successfully commercializing TNT119.

Tenet currently has no sales, marketing or distribution capabilities. To commercialize TNT119, Tenet must either develop its own sales, marketing and distribution capabilities or make arrangements with third parties to perform these services for it. If Tenet decides to market or distribute TNT119 on its own, it will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If Tenet decides to enter into arrangements with third parties for performance of these services, it may find that they are not available on terms acceptable to it, or at all. If Tenet is not able to establish and maintain successful arrangements with third parties or build its own sales and marketing infrastructure, it may not be able to commercialize TNT119, which would adversely affect its business, results of operations, financial condition and cash flows and prospects.

Risks Related to Regulatory Matters

Tenet has received orphan drug designation for TNT119 for the treatment of MN, but it may be unable to realize the benefits associated with orphan drug designation, including market exclusivity.

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. In order to obtain orphan drug designation, the request must be made before submitting a biologics license application (“BLA”). In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval of that particular product for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a BLA, to market the same biologic (meaning, a product with the same principal molecular structural features) for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if TNT119 receives orphan exclusivity, the FDA can still approve other biologics that do not have the same principal molecular structural features for use in treating the same indication or disease or the same biologic for a different indication or disease during the exclusivity period. Furthermore, the FDA can waive orphan exclusivity if Tenet is unable to manufacture sufficient supply of TNT119 or if a subsequent applicant demonstrates clinical superiority over TNT119.

The FDA granted orphan drug designation to TNT119 for the treatment of MN. Tenet may seek orphan drug designation for TNT119 in other specific orphan indications in which there is a medically plausible basis for the use of TNT119 but may never receive such designations. In addition, even with orphan drug designation, exclusive marketing rights in the United States may be limited if Tenet seeks approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if Tenet is unable to assure sufficient quantities of TNT119 to meet the needs of patients with the rare disease or condition, or if a subsequent applicant demonstrates clinical superiority over TNT119, if approved.

Tenet plans to conduct clinical trials at sites outside the United States. The FDA may not accept data from trials conducted in such locations, and the conduct of trials outside the United States could subject Tenet to additional delays and expense.

Tenet plans to conduct one or more clinical trials with one or more trial sites that are located outside the United States. The acceptance by the FDA or other regulatory authorities of trial data from clinical trials conducted outside their jurisdiction may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the sole basis for marketing approval in the U.S., the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means.

In addition, even where the foreign trial data are not intended to serve as the sole basis for approval, the FDA will not accept the data as support for an application for marketing approval unless the trial is well-designed and well-conducted in accordance with GCP requirements and the FDA is able to validate the data from the trial through an onsite inspection if deemed necessary. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any comparable foreign regulatory authority will accept data from trials conducted outside of the U.S. or the applicable jurisdiction. If the FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in current or future product candidates that Tenet may develop not receiving approval for commercialization in the applicable jurisdiction.

Conducting clinical trials outside the U.S. will also expose Tenet to additional risks, including risks associated with:

•	additional foreign regulatory requirements;

•	foreign exchange fluctuations;

•	compliance with foreign manufacturing, customs, shipment and storage requirements;

•	cultural differences in medical practice and clinical research;

•	diminished protection of intellectual property in some countries; and

•	interruptions or delays in Tenet’s trials resulting from geopolitical events, such as war or terrorism.

Tenet’s failure to obtain regulatory approval in foreign jurisdictions would prevent Tenet from marketing TNT119 or any potential future product candidates outside the U.S.

If Tenet succeeds in developing TNT119, it intends to market TNT119 in foreign jurisdictions in addition to the U.S. In order to market and sell products in other jurisdictions, Tenet must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the U.S. generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the U.S., Tenet must secure product pricing and reimbursement approvals before regulatory authorities will approve the product for sale in that country. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Tenet and could delay or prevent the introduction of TNT119 in certain countries. Further, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries and regulatory approval in one country does not ensure approval in any other country, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory approval process in others. If Tenet fails to obtain approval of TNT119 or any potential future product candidates by regulatory authorities in another country, Tenet will be unable to commercialize its products in that country, and the commercial prospects of that product candidate and Tenet business prospects could decline. In addition, failure to obtain regulatory approval in one country or region could adversely affect future regulatory approvals in other countries.

Risks Related to Tenet’s Dependence on Third Parties

Tenet relies on third parties to conduct its clinical trials and development activities and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

Tenet relies on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, and Tenet expects to rely on third parties to help conduct its Phase 2 clinical trials of TNT119 for the treatment of SLE and ITP. Any of these third parties may terminate their engagements with Tenet at any time under certain criteria. If Tenet needs to enter into alternative arrangements, it may delay its product development activities for TNT119.

Tenet’s reliance on these third parties to conduct its future clinical trials will reduce its control over these activities but will not relieve Tenet of its responsibilities. For example, Tenet will remain responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the clinical trial. Moreover, the FDA and other regulatory authorities require Tenet to comply with GCPs for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Moreover, Tenet’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Although Tenet may design potential clinical trials for TNT119, CROs will conduct some or all of the clinical trials. As a result, many important aspects of its development program for TNT119, including its conduct and timing, will be outside of Tenet’s direct control. Tenet’s reliance on third parties to conduct future clinical trials for TNT119 will also result in less direct control over the management of data developed through such clinical trials than would be the case if Tenet was relying entirely upon its own staff. Communicating with third parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities.

Third parties may:

•	have staffing difficulties;

•	fail to comply with contractual obligations;

•	experience regulatory compliance issues;

•	undergo changes in priorities or become financially distressed; or

•	form relationships with other entities, some of which may be Tenet’s competitors.

These factors may materially and adversely affect the willingness or ability of third parties to conduct future clinical trials for Tenet and may subject Tenet to unexpected cost increases that are beyond Tenet’s control. If CROs and other third parties that Tenet contracts with do not perform future clinical trials in a satisfactory manner, breach their obligations to Tenet or fail to comply with regulatory requirements, the development, regulatory approval and commercialization of TNT119 may be delayed, Tenet may not be able to obtain regulatory approval and commercialize TNT119. If Tenet is unable to rely on clinical data collected by its CROs and other third parties, Tenet could be required to repeat, extend the duration of, or increase the size of its clinical trials and this could significantly delay commercialization and require greater expenditures, which could have a material adverse effect on its business, result of operations, financial condition and cash flows, and future prospects.

Tenet also expects to rely on third parties to store and distribute drug supplies for its clinical trials. Any performance failure on the part of its distributors could delay any potential clinical development or marketing approval of TNT119 or commercialization, producing additional losses and depriving Tenet of potential product revenue.

Tenet contracts with third parties for the manufacture of materials and expects to continue to do so for its clinical trials and for commercialization of TNT119. This reliance on third parties increases the risk that Tenet will not have sufficient quantities of such materials or that such supply will not be available to Tenet at an acceptable cost or timelines, which could delay, prevent, or impair its development or commercialization efforts.

Tenet does not have any manufacturing facilities. Tenet currently relies and expects to continue to rely on third party manufacturers for the manufacture of TNT119 for nonclinical and clinical testing and for commercial supply of TNT119, if approved.

Tenet may be unable to establish any agreements with third-party manufacturers or to do so on acceptable terms for one or more of its material needs. Even if Tenet is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

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the possible failure of the third party to manufacture TNT119 according to Tenet’s schedule, or at all, including if the third party gives greater priority to the supply of other products over TNT119 or otherwise do not satisfactorily perform according to the terms of the agreements between Tenet and them;

•	the possible breach of the manufacturing agreement by the third party;

•	the possible misappropriation of Tenet’s proprietary information, including Tenet’s trade secrets and know-how;

•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for Tenet; and

•	reliance on the third party for regulatory compliance, quality assurance, safety, and pharmacovigilance and related reporting.

Although Tenet plans to design the clinical trials for TNT119, Tenet anticipates that third parties will conduct all of its clinical trials. As a result, many important aspects of Tenet’s clinical development will be outside of its direct control. Tenet’s reliance on third parties to conduct clinical trials will also result in less direct control over the management of data developed through clinical trials than would be the case if it were relying entirely upon its own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, fail to comply with contractual obligations, experience regulatory compliance issues, and form relationships with other entities, some of which may be Tenet’s competitors. These factors may materially adversely affect the willingness or ability of third parties to conduct Tenet’s clinical trials and may subject it to unexpected cost increases that are beyond its control.

Any performance failure on the part of Tenet’s existing or future manufacturers could delay any potential clinical development or marketing approval. Tenet does not currently have arrangements in place for redundant supply for bulk drug substances. If any one of its current contract manufacturers cannot perform as agreed, Tenet may be required to replace that manufacturer, or Tenet may be forced to manufacture the materials itself, for which it may not have the capabilities or resources, or enter into an agreement with a different third-party manufacturer, which Tenet may not be able to do on reasonable terms, if at all. In either scenario, Tenet’s clinical trials supply could be delayed significantly as it establishes alternative supply sources. In some cases, the technical skills required to manufacture TNT119 may be unique or proprietary to the original third-party manufacturer and Tenet may have difficulty, or there may be contractual restrictions prohibiting Tenet from, transferring such skills to a back-up or alternate supplier, or Tenet may be unable to transfer such skills at all. In addition, if Tenet is required to change third-party manufacturers for any reason, Tenet will be required to verify that the new third-party manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. Tenet will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce TNT119 according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new third-party manufacturer could negatively affect its ability to develop or commercialize TNT119 in a timely manner or within budget. Furthermore, a third-party manufacturer may possess technology related to the manufacture of TNT119 that such third-party manufacturer owns independently. This would increase Tenet’s reliance on such third-party manufacturer or require Tenet to obtain a license from such third-party manufacturer in order to have another third-party manufacturer manufacture TNT119. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that Tenet conduct bridging studies between its prior clinical supply used in its clinical trials and that of any new manufacturer. Tenet may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.

Tenet’s current and anticipated future dependence upon others for the manufacture of TNT119 may adversely affect its future expenses and its ability to commercialize TNT119, if it receives marketing approval, on a timely and competitive basis.

Tenet plans to rely on third parties to conduct certain clinical trials for TNT119. If these third parties do not successfully comply with regulatory requirements, Tenet’s development program may be delayed or subject to increased costs and Tenet may not be able to obtain regulatory approval for, or commercialize, TNT119, which would have an adverse effect on Tenet’s business and prospects.

Tenet has relied upon and plans to continue to rely upon third parties, including independent investigators, medical institutions, CROs, and strategic partners, to help conduct certain of Tenet’s clinical trials, including its upcoming Phase 2 clinical trials of TNT119 for the treatment of SLE and ITP. Tenet expects to rely on these parties for execution of its clinical trials, and only control certain aspects of their activities. Nevertheless, Tenet is responsible for ensuring that each of its clinical trials are conducted in accordance with the applicable protocol, legal and regulatory requirements, and scientific standards, and its reliance on these third parties will not relieve Tenet of its regulatory responsibilities. For any violations of laws and regulations during the conduct of its clinical trials, Tenet could be subject to untitled and warning letters or enforcement action that may include civil penalties up to and including criminal prosecution.

Tenet, and any third parties that Tenet contracts with, is required to comply with regulations and requirements, including good laboratory practices (“GLP”), GCP, for conducting, monitoring, recording, and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the patients in the trials are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the European Medicines Agency, and comparable foreign regulatory authorities for any drugs in clinical development. The FDA and other foreign regulatory authorities enforce GLP and GCP requirements through periodic inspections of laboratories conducting GLP studies, clinical trial sponsors, principal investigators, and trial sites. If Tenet or the third parties Tenet contracts with fail to comply with applicable GLP and GCP requirements, the data generated in Tenet’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Tenet to perform additional clinical trials before approving its marketing applications. Despite oversight of Tenet’s vendors and clinical trial sites, regulatory authorities may still find issues of compliancy with applicable GLP or GCP regulations. In addition, Tenet’s clinical trials must be conducted with product candidates produced under good manufacturing practice (“cGMP”) regulations or similar regulatory requirements outside the United States. Tenet’s failure, or the failure of its third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Tenet, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocations, seizures or recalls of product candidates, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect supplies of Tenet’s products and harm its business, results of operations, financial condition and prospects. Any products that Tenet may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of suppliers or manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Tenet.

If Tenet’s CROs fail to comply with regulatory requirements, the development, regulatory approval, and commercialization of TNT119 may be delayed, Tenet may not be able to obtain regulatory approval and commercialize TNT119, or Tenet’s development program may be materially and irreversibly harmed. Additionally, if any of Tenet’s relationships with these third party CRO’s terminate, it may not be able to enter into arrangements with alternative CROs on commercially reasonable terms, or at all.

In addition, principal investigators for Tenet’s clinical trials may serve as scientific advisors or consultants to Tenet from time to time and receive compensation in connection with such services. Under certain circumstances, Tenet may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authorities may conclude that a financial relationship between Tenet and a principal investigator has created a conflict of interest or otherwise affected interpretation of the clinical trial. The FDA or comparable foreign regulatory authorities may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Tenet’s marketing applications by the FDA or comparable foreign regulatory authorities and may ultimately prevent Tenet from commercializing TNT119.

If Tenet or any contract manufacturers and suppliers it engages fail to comply with environmental, health, and safety laws and regulations, Tenet could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Tenet and any contract manufacturers and suppliers it engages are subject to numerous federal, state, and local environmental, health, and safety laws, regulations, and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment, and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air, and water; and workplace health and safety. Under certain environmental laws, Tenet could be held responsible for costs relating to any contamination at third-party facilities. Tenet also could incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair its research and product development efforts. Tenet does not carry specific biological or hazardous waste insurance coverage, and its property, casualty, and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, Tenet could be held liable for damages or be penalized with fines in an amount exceeding its resources, and its clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on its business, results of operations, financial condition, and prospects.

In addition, Tenet may incur substantial costs in order to comply with current or future environmental, health, and safety laws, regulations, and permitting requirements. These current or future laws, regulations, and permitting requirements may impair its development, or production efforts. Failure to comply with these laws, regulations, and permitting requirements also may result in substantial fines, penalties, or other sanctions or business disruption, which could have a material adverse effect on its business, results of operations, financial condition, and prospects.

Any third-party contract manufacturers and suppliers Tenet engages will also be subject to these and other environmental, health, and safety laws and regulations. Liabilities they incur pursuant to these laws and regulations could result in significant costs or an interruption in operations, which could have a material adverse effect on Tenet’s business, results of operations, financial condition, and prospects.

Tenet may not have access to the raw materials and other components necessary for the manufacturing of TNT119.

Tenet is dependent on third parties for the supply of various materials that are necessary to produce TNT119 for its clinical trials and does not have any supply agreements currently in place. Even when Tenet has supply agreements, it is possible that the supply may be reduced or interrupted at any time. In such case, Tenet may not be able to find other suppliers of acceptable materials in appropriate quantities at an acceptable cost. If Tenet loses key suppliers or the supply of materials is diminished or discontinued, it may not be able to continue to develop, manufacture and market TNT119 in a timely and competitive manner. In addition, these materials are subject to stringent manufacturing processes and rigorous testing. Delays in the completion and validation of facilities and manufacturing processes of these materials could adversely affect Tenet’s ability to complete trials and commercialize Tenet’s products in a cost-effective and timely manner. If Tenet encounters difficulties in the supply of these materials or other necessary products, or if it is not able to maintain its supply agreements or establish new supply agreements in the future or incur increased production costs as a result of any of the foregoing, Tenet’s product development and business prospects could be significantly compromised.

Tenet relies heavily on certain in-licensed patents and other intellectual property rights in connection with its development of TNT119 and may be required to acquire or license additional patents or other intellectual property rights to continue to develop and commercialize TNT119.

Tenet relies heavily on patents, know-how and other intellectual property licensed from others. Tenet is party to a license agreement with Cancer Research Technology Limited (“CRH”), under which it is granted rights to intellectual property that are important to its business. Additionally, Tenet may need to acquire or license intellectual property rights from additional third parties in order to continue to develop or commercialize TNT119. Any future license agreements where Tenet in-licenses intellectual property may impose on it various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with any of the obligations under such license agreements, including payment terms and diligence terms, the licensors may have the right to terminate its agreements, in which case Tenet may lose important intellectual property rights and it may not be able to develop, manufacture, market or sell TNT119 or may face other penalties under such agreements or be subject to litigation for breach of these agreements. In addition, such a termination could result in the licensor reacquiring the intellectual property rights and subsequently enabling a competitor to access the technology. Any such occurrence could materially adversely affect the value of TNT119. Termination of license agreements or reduction or elimination of Tenet’s rights under them may result in Tenet having to negotiate a new or reinstated agreement, which may not be available on equally favorable terms, or at all, which may mean Tenet is unable to develop or commercialize TNT119. For instance, these licenses may not provide exclusive rights to use the subject intellectual property and technology in all relevant fields of use and in all territories in which Tenet may wish to develop or commercialize Tenet’s technology and TNT119 in the future, such as provisions under the license agreement with CRH prohibiting Tenet from developing TNT119 for oncology indications. In that event, Tenet may be required to expend significant time and resources to redesign its technology or the methods for manufacturing or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis.

Further, the agreements under which Tenet currently licenses, and may license in the future, intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. Accordingly, material disputes may arise between Tenet and its licensor, regarding intellectual property subject to such license agreement, including those relating to:

•	the scope of rights, if any, granted under the license agreement and other interpretation-related issues;

•	the scope and practice of any rights reserved by its licensors;

•	whether its licensor had the right to grant the license agreement;

•	whether third parties are entitled to compensation or equitable relief, such as an injunction, for Tenet’s use of the intellectual property without their authorization;

•	its right to sublicense patent and other rights to third parties under collaborative development relationships;

•	whether Tenet is complying with its obligations with respect to the use of the licensed technology in relation to Tenet’s development and commercialization of TNT119;

•	its involvement in the prosecution of the licensed patents and its licensors’ overall patent enforcement strategy;

•

the allocation of ownership of inventions and know-how resulting from the creation or use of intellectual property by Tenet’s licensors and by Tenet and its partners, including jointly developed intellectual property; and

•	the amounts of royalties, milestones or other payments due under the license agreement.

The resolution of any contract interpretation disagreement that may arise could narrow what Tenet believes to be the scope of its rights to the relevant intellectual property or technology, increase what it believes to be its financial or other obligations under the relevant agreement, or decrease the financial or other benefits it might otherwise receive under the relevant agreement. If material disputes over intellectual property that Tenet has licensed prevent or impair its ability to maintain licensing arrangements on acceptable terms or are insufficient to provide it the necessary rights to use the intellectual property, it may be unable to successfully develop and commercialize TNT119. If Tenet or any such licensors fail to adequately protect the relevant in-licensed intellectual property, Tenet’s ability to commercialize TNT119 could suffer. Any material disputes with licensors or any termination of the licenses on which Tenet depends could have a material adverse effect on its business, results of operations, financial condition and prospects.

Tenet relies on third parties from whom Tenet licenses proprietary technology to file and prosecute patent applications and maintain patents and otherwise protect the intellectual property it licenses from them. For example, under the license agreement with CRH, CRH is responsible for prosecuting and maintaining intellectual property protection for TNT119 in consultation with Tenet. Tenet has limited control over these activities or any other intellectual property that may be related to Tenet’s in-licensed intellectual property. For example, Tenet cannot be certain that such activities by CRH or other licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. Tenet has limited control over the manner in which CRH or Tenet’s other licensors may initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that may be licensed to Tenet. It is possible that CRH or Tenet’s other licensors infringement proceeding or defense activities may be less vigorous than if Tenet conducts them itself.

Risks Related to Tenet’s Intellectual Property

Tenet’s success depends on its ability to protect its intellectual property for TNT119.

Tenet’s commercial success depends in part on its ability to obtain and maintain patent protection and trade secret protection for TNT119, its proprietary technologies and their uses, its ability to operate without infringing the proprietary rights of others, and its and its licensors’ ability to successfully defend its patents, including those that it has in-licensed, against third-party challenges. If Tenet or its licensors are unable to protect its intellectual property rights or if its intellectual property rights are inadequate for its technology or TNT119, its competitive position could be harmed.

Tenet and its licensors generally seek to protect its proprietary position by filing patent applications in the United States and outside of the United States related to TNT119, its proprietary technologies and their uses that are important to its business. Tenet’s or its licensors’ patent applications, including those that Tenet has in-licensed, cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that Tenet’s or its licensors’ patent applications will result in patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents, if issued, will be infringed or will not be designed around, invalidated or rendered unenforceable by third parties. Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for Tenet’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Tenet’s rights or permit Tenet to gain or keep any competitive advantage. These uncertainties and/or limitations in Tenet’s and its licensors’ ability to properly protect the intellectual property rights relating to TNT119 could have a material adverse effect on its results of operations and financial condition.

Although Tenet licenses issued patents in the United States and ex-U.S. countries, it cannot be certain that the claims in its other U.S. pending patent applications, corresponding international patent applications and patent applications in certain ex-U.S. countries will be considered patentable by the United States Patent and Trademark Office (“USPTO”) courts in the United States or by the patent offices and courts in ex-U.S. countries, nor can it be certain that the claims in its issued patents will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Tenet or its licensors or any of its potential future collaborators will be successful in TNT119 by obtaining and defending patents. These risks and uncertainties include the following:

•

the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

Tenet’s competitors, many of whom have substantially greater resources than Tenet or its licensors do and many of whom have made significant investments in competing technologies, may seek, may have filed patent applications, or may have already obtained patents that will limit, interfere with or block its ability to make, use and sell TNT119;

•

there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•

countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing ex-U.S. competitors a better opportunity to create, develop and market competing products.

The patent prosecution process is also expensive and time-consuming, and Tenet or its licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that Tenet or its licensors may not identify patentable aspects of its research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, Tenet does not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, directed to technology that it licenses, including those from its licensors. Tenet also may require the cooperation of its licensors in order to enforce the licensed patent rights, and such cooperation may not be provided. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of Tenet’s business. Tenet cannot be certain that patent prosecution and maintenance activities by its licensors have been or will be conducted in compliance with applicable laws and regulations, which may affect the validity and enforceability of such patents or any patents that may issue from such applications. If they fail to do so, this could cause Tenet to lose rights in any applicable intellectual property that it in-licenses, and as a result its ability to develop and commercialize TNT119 may be adversely affected and it may be unable to prevent competitors from making, using and selling competing products.

In addition, although Tenet enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of its research and development output, such as outside scientific collaborators, CROs, contract manufacturing organizations, consultants, advisors, licensors, and other third parties, any of these parties may breach such agreements and publicly disclose such output before a patent application is filed, thereby jeopardizing its ability to seek patent protection.

If Tenet fails to comply with its obligations in the agreements under which it licenses intellectual property rights from its licensors or otherwise experiences disruptions to its business relationships with its licensors, it could lose license rights that are important to its business.

Tenet is a party to a number of license agreements under which it is granted rights to intellectual property that are important to its business and it may enter into additional license agreements in the future.

Tenet’s existing license agreements impose on it, and Tenet expects that any future license agreements where Tenet in-licenses intellectual property will impose on it, various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with its obligations under these agreements, or it is subject to bankruptcy-related proceedings, the licensors may have the right to terminate the licenses, in which event it would not be able to market products covered by the licenses.

Tenet obtained its right to a number of existing license agreements pursuant to its asset purchase agreement with Acelyrin, Inc. (“Acelyrin”) which imposes on Tenet various development, regulatory and/or commercial diligence obligations, payment of milestones and/or royalties and other obligations. If Tenet fails to comply with its obligations under the asset purchase agreement, Acelyrin may have the right to re-purchase the obtained asset, including Tenet’s rights to the licenses subject to the asset purchase agreement, in which event Tenet may not be able to market or develop TNT119.

Tenet may need to obtain licenses from third parties to advance its research or commercialize TNT119, and it cannot provide any assurances that third-party patents do not exist that might be enforced against TNT119 in the absence of such a license. Tenet may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if Tenet is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to it. In that event, Tenet may be required to expend significant time and resources to develop or license replacement technology. If Tenet is unable to do so, it may be unable to develop or commercialize TNT119, which could materially harm its business and the third parties owning such intellectual property rights could seek either an injunction prohibiting its sales, or, with respect to its sales, an obligation on its part to pay royalties and/or other forms of compensation. Licensing of intellectual property is of critical importance to Tenet’s business and involves complex legal, business and scientific issues. Disputes may arise between Tenet and its licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which Tenet’s technology and processes infringe intellectual property of the licensor that is not subject to the licensing agreement;

•	Tenet’s right to sublicense patents and other rights to third parties;

•

Tenet’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of TNT119, and what activities satisfy those diligence obligations;

•	Tenet’s right to transfer or assign the license; and

•

the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Tenet’s licensors and its affiliates and sublicensees and by Tenet and its partners and sublicensees.

If disputes over intellectual property that Tenet has licensed prevent or impair Tenet’s ability to maintain its current licensing arrangements on acceptable terms, it may not be able to successfully develop and commercialize TNT119, which would have a material adverse effect on its business.

If the scope of any patent protection Tenet’s licensors obtain is not sufficiently broad, or if its licensors lose any of the patent protection it licenses, its ability to prevent its competitors from commercializing similar or identical product candidates to TNT119 would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the existence, issuance, scope, validity, enforceability and commercial value of Tenet’s patent rights are highly uncertain. Tenet’s or its licensors’ pending and future patent applications may not result in patents being issued that protect TNT119 or that effectively prevent others from commercializing competitive product candidates.

Moreover, the scope of claims in a patent application can be significantly reduced before any claims in a patent issue, and claim scope can be reinterpreted after issuance. Even if patent applications Tenet licenses currently or in the future issue as patents, they may not issue in a form that will provide it with any meaningful protection, prevent competitors or other third parties from competing with it, or otherwise provide it with any competitive advantage. Any patents that Tenet licenses may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, Tenet does not know whether TNT119 will be protectable or remain protected by valid and enforceable patents. Tenet’s competitors or other third parties may be able to circumvent its patents by developing similar or alternative technologies or products in a non-infringing manner, which could materially adversely affect its business, results of operations, financial condition and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Tenet’s or its licensors’ patents, including those that Tenet has in-licensed, may not cover TNT119 or may be challenged in the courts or patent offices in the United States and abroad. Tenet and its licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (“PGR”), and inter partes review (“IPR”), or other similar proceedings in the USPTO or ex-U.S. patent offices challenging its patent rights. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity of Tenet’s or its licensors’ patents, for example, it cannot be certain that there is no invalidating prior art, of which it or its licensors and the patent examiner were unaware during prosecution. There is no assurance that all potentially relevant prior art relating to Tenet’s or its licensors’ patents and patent applications or those of its licensors has been found. There is also no assurance that there is not prior art of which Tenet or its licensors were or are aware of, but which it does not believe affects the validity or enforceability of a claim in its patents and patent applications or those of its licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, Tenet’s patent rights or in-licensed patent right, and could allow third parties to commercialize TNT119 and compete directly with Tenet, without payment to it. Such loss of in-licensed patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable could limit Tenet’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of

TNT119. Such proceedings also may result in substantial cost and require significant time from Tenet’s scientists and management, even if the eventual outcome is favorable to it. In addition, if the breadth or strength of protection provided by Tenet’s or its licensors’ patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with Tenet to license, develop or commercialize TNT119.

The patent protection and patent prosecution for TNT119 may be dependent on its licensors and third parties.

Tenet or its licensors may fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, Tenet may miss potential opportunities to strengthen its patent position. It is possible that defects as to form in the preparation or filing of Tenet’s or its licensors’ patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope, or requests for patent term adjustments. If Tenet or its licensors, whether current or future, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If Tenet’s licensors are not fully cooperative or disagree with Tenet as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation, prosecution, or enforcement of Tenet’s or its licensors’ patents or patent applications, such patents may be invalid and/or unenforceable, and such applications may never result in valid, enforceable patents. Any of these outcomes could impair Tenet’s ability to prevent competition from third parties, which may have an adverse impact on its business.

As a licensee, Tenet relies on third parties to file and prosecute patent applications and maintain patents and otherwise protect the licensed intellectual property under some of its license agreements. Tenet has not had and does not have primary control over these activities for certain of its in-licensed patents or patent applications and other intellectual property rights. Tenet cannot be certain that such activities by third parties have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. Pursuant to the terms of the license agreements with some of Tenet’s licensors, the licensors may have the right to control enforcement of Tenet’s licensed patents or defense of any claims asserting the invalidity of these patents and even if Tenet is permitted to pursue such enforcement or defense, it will require the cooperation of its licensors. Tenet cannot be certain that its licensors will allocate sufficient resources or prioritize their or Tenet’s enforcement of such patents or defense of such claims to protect its interests in the licensed patents. Even if Tenet is not a party to these legal actions, an adverse outcome could harm its business because it might prevent Tenet from continuing to license intellectual property that it may need to operate its business. If any of Tenet’s licensors or any of Tenet’s future licensors or future collaborators fails to appropriately prosecute and maintain patent protection for patents covering TNT119, its ability to develop and commercialize TNT119 may be adversely affected and it may not be able to prevent competitors from making, using and selling competing products.

In addition, even where Tenet has the right to control patent prosecution of patents and patent applications it has acquired or licensed from third parties, it may still be adversely affected or prejudiced by actions or inactions of its licensors and their counsel that took place prior to it assuming control over patent prosecution.

Tenet’s technology acquired or licensed from various third parties, including its licensors, may be subject to retained rights. Tenet’s licensors often retain certain rights under their agreements with it, including the right to use the underlying technology for use in fields other than the fields licensed to it or for use in noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether Tenet’s licensors limit their use of the technology to these uses, and Tenet could incur substantial expenses to enforce its rights to its licensed technology in the event of misuse by the licensor.

If Tenet is limited in its ability to utilize acquired or licensed technologies, or if it loses its rights to critical licensed technology, it may be unable to successfully develop and commercialize TNT119, which could prevent or delay new product introductions. Tenet’s business strategy depends on the successful development of licensed and acquired technologies into commercial products. Therefore, any limitations on its ability to utilize these technologies may impair its ability to develop and commercialize TNT119.

Intellectual property rights do not necessarily address all potential threats to Tenet’s competitive advantage.

The degree of future protection afforded by Tenet’s intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect Tenet’s business or permit it to maintain its competitive advantage. For example:

•	others may be able to develop products that are similar to TNT119 but that are not covered by the claims of the patents that Tenet owns or licenses;

•	Tenet or its licensors might not have been the first to make the inventions covered by the issued patents or patent application that Tenet owns or licenses;

•	Tenet or its licensors might not have been the first to file patent applications covering certain of its inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Tenet’s technologies without infringing its intellectual property rights;

•	it is possible that Tenet’s licensors’ pending patent applications will not lead to issued patents;

•	issued patents that Tenet owns or licenses may be held invalid or unenforceable, as a result of legal challenges by its competitors;

•

Tenet’s competitors might conduct research and development activities in countries where it does not have patent rights and then use the information learned from such activities to develop competitive products for sale in its major commercial markets;

•	Tenet may not develop additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on Tenet’s business.

Should any of these events occur, it could significantly harm Tenet’s business, results of operations, financial condition and prospects.

Tenet’s commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that Tenet infringes their proprietary rights may result in liability for damages or prevent or delay its development and commercialization efforts.

Tenet’s commercial success depends in part on avoiding infringement of the patents and other proprietary rights of third parties. However, Tenet’s development and commercialization activities may be subject to claims that it infringes or otherwise violates patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or other proprietary rights that could limit Tenet’s ability to make, use, sell, offer for sale, or import TNT119 or impair its competitive position. There is a substantial amount of litigation and administrative proceedings, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent invalidity and infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO, ex-U.S. patent offices and/or in a court of law. Numerous third-party U.S. and ex-U.S. issued patents and pending patent applications exist in the fields in which Tenet is developing TNT119. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of TNT119.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that TNT119 may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published Tenet may be unaware of third-party patents that may be infringed by the development or commercialization of TNT119, and it cannot be certain that it was the first to file a patent application related to TNT119. Moreover, because patent applications can take many years to issue, there may currently be pending patent applications that may later result in issued patents that TNT119 may infringe. In addition, identification of third-party patent rights that may be relevant to Tenet’s technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. In addition, third parties may obtain patents in the future and claim that use of Tenet’s technologies infringes these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of Tenet’s technical personnel and management;

•	cause development delays;

•	prevent Tenet from commercializing TNT119 until the asserted patent expires or is held finally invalid or unenforceable or not infringed in a court of law;

•	require Tenet to develop non-infringing technology, which may not be possible or may not be done on a cost-effective basis;

•	subject Tenet to significant liability to third parties; or

•

require Tenet to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in its competitors gaining access to the same technology.

Third parties may hold proprietary rights that could prevent TNT119 from being developed or commercialized. Any patent-related legal action against Tenet claiming damages and seeking to enjoin activities relating to TNT119 or its processes could subject it to potential liability for damages, including treble damages if Tenet was determined to have willfully infringed, and require Tenet to obtain a license to develop, manufacture or commercialize TNT119. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management resources from Tenet’s business. Tenet cannot predict whether it would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if Tenet or its future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in its competitors gaining access to the same intellectual property. In addition, Tenet cannot be certain that it could redesign TNT119 or its processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Tenet from developing and commercializing TNT119, which could harm its business, results of operations, financial condition and prospects.

Parties making claims against Tenet may be able to sustain the costs of complex patent litigation more effectively than Tenet can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of Tenet’s confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation or administrative proceeding could have a material adverse effect on Tenet’s ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects.

Tenet may be involved in lawsuits or other proceedings to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful. Further, Tenet’s or its licensors’ issued patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe Tenet’s intellectual property rights or those of its licensors. To prevent infringement or unauthorized use, Tenet and/or its licensors may be required to file infringement claims, which can be expensive and time-consuming. Further, Tenet’s licensors may need to file infringement claims, but they may elect not file such claims. In addition, in a patent infringement proceeding, a court may decide that a patent Tenet owns or licenses is not valid, is unenforceable and/or is not infringed. If Tenet or any of its licensors or potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at TNT119, the defendant could assert that Tenet’s patent is invalid and/or unenforceable in whole or in part. In patent litigation, defendant allegations of invalidity and/or unenforceability of asserted patents are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty or written description, obviousness or non-enablement. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO or made a misleading statement during prosecution.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Tenet would lose at least part, and perhaps all, of the patent protection on TNT119. In addition, if the breadth or strength of protection provided by Tenet’s or its licensors’ patents and patent applications is threatened, it could dissuade companies from collaborating with Tenet to license, develop or commercialize TNT119. Such a loss of patent protection would have a material adverse impact on Tenet’s business.

Even if resolved in Tenet’s favor, litigation or other proceedings relating to Tenet’s intellectual property rights may cause it to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. Such litigation or proceedings could substantially increase Tenet’s operating losses and reduce the resources available for development activities or any future sales, marketing, distribution or other commercialization activities. Tenet may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Tenet’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Tenet can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Tenet’s ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Tenet’s intellectual property rights, there is a risk that some of Tenet’s confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing Tenet’s ability to protect its intellectual property for TNT119.

Tenet’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves a high degree of technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical patents is costly, time-consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of Tenet’s intellectual property rights and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Tenet cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents. In addition, Congress or other ex-U.S. legislative bodies may pass patent reform legislation that is unfavorable to Tenet.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Tenet’s or its licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in ex-U.S. jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken Tenet’s or its licensors’ ability to obtain new patents or to enforce Tenet’s existing patents and patents it might obtain in the future.

In September 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted and also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before Tenet could therefore be awarded a patent covering an invention of Tenet even if Tenet had made the invention before it was made by such third party. This requires Tenet to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, Tenet’s ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Tenet cannot be certain that it was the first to either (i) file any patent application related to TNT119 or (ii) invent any of the inventions claimed in its patents or patent applications.

The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications are prosecuted and also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR proceedings, IPR proceedings, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, Tenet’s patent rights, which could adversely affect its competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Tenet’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Tenet’s or its licensors’ patent applications and the enforcement or defense of Tenet’s or its licensors’ issued patents, all of which could have a material adverse effect on Tenet’s business, results of operations, financial condition and prospects.

Tenet or its licensors may be subject to claims challenging the inventorship or ownership of Tenet’s or its licensors’ patents and other intellectual property.

Tenet or its licensors may be subject to claims that third parties have an ownership interest in Tenet’s or its licensors’ patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If Tenet or its licensors fail in defending any such claims, in addition to paying monetary damages, Tenet may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on Tenet’s business. Even if Tenet or its licensors are successful in defending against such claims, litigation could result in substantial costs and distraction to management.

Patent terms may be inadequate to protect Tenet’s competitive position on TNT119 for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the term of a patent, and the protection it affords, is limited. Even if patents directed to TNT119 are obtained, once the patent term has expired, Tenet may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of product candidates, patents directed to TNT119 might expire before or shortly after such candidates are commercialized. Tenet intends, or understands that its licensors intend, to pursue additional patent protection covering, when possible, compositions, methods of use, methods of manufacture, and dosing and formulations of TNT119. The issued patents, or patents that may be issued from the pending patent applications that Tenet exclusively in-licenses from CRH are expected to expire in 2026, excluding any patent term adjustment that might be available following the grant of the patent and any patent term extensions that might be available following the grant of marketing authorizations. As a result, Tenet’s patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to TNT119.

If Tenet or its licensors do not obtain patent term extension(s) for TNT119, Tenet’s business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of TNT119, one or more of its U.S. patents may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”). The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA-approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain ex-U.S. countries upon regulatory approval of TNT119. However, Tenet or its licensors may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than Tenet requests. If Tenet or its licensors are unable to obtain patent term extension or restoration or the term of any such extension is less than Tenet requests, Tenet’s competitors may obtain approval of competing products following its patent expiration, and its revenue could be reduced, possibly materially. Further, if this occurs, Tenet’s competitors may take advantage of Tenet’s investment in development and trials by referencing Tenet’s clinical and preclinical data and launch their product earlier than might otherwise be the case.

Tenet may not be able to protect its intellectual property rights throughout the world.

Although Tenet has issued patents and pending patent applications in the United States and certain other countries, filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some ex-U.S. countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Tenet may not be able to prevent third parties from practicing its inventions in all countries outside the United States or from selling or importing products made using its inventions in and into the United States or other jurisdictions. Competitors may use Tenet’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Tenet or its licensors have patent protection but enforcement is not as strong as that in the United States. These products may compete with TNT119, and Tenet’s or its licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in ex-U.S. jurisdictions. The legal systems of many ex-U.S. countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for Tenet to stop the infringement of its or its licensors’ patents or marketing of competing products in violation of its proprietary rights. Proceedings to enforce Tenet’s patent rights in ex-U.S. jurisdictions could result in substantial costs and divert Tenet’s efforts and attention from other aspects of its business, could put Tenet’s or its licensors’ patents at risk of being invalidated or interpreted narrowly and Tenet’s or its licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against Tenet. Tenet or its licensors may not prevail in any lawsuits that Tenet or its licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Tenet’s or its licensors’ efforts to enforce Tenet’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Tenet develops or licenses.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Tenet or its licensors are forced to grant a license to third parties with respect to any patents relevant to Tenet’s business, its competitive position may be impaired, and its business, results of operations, financial condition and prospects may be adversely affected.

Obtaining and maintaining Tenet’s patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and Tenet’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and patent applications will be due to the USPTO and various ex-U.S. patent offices at various points over the lifetime of Tenet’s or its licensors’ patents and patent applications. Tenet has systems in place to remind it to pay these fees, and it relies on third parties to pay these fees when due. Additionally, the USPTO and various ex-U.S. patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Tenet employs reputable law firms and other professionals to help it comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on Tenet’s business.

If Tenet is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition, Tenet relies on the protection of its trade secrets, including unpatented know-how, technology and other proprietary information to maintain its competitive position. Although Tenet has taken steps to protect its trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with consultants, licensors and advisors, it cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose its proprietary information, including its trade secrets, and it may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and Tenet would have no right to prevent them from using such information to compete with Tenet. If any of these events occurs or if Tenet otherwise loses protection for its trade secrets, the value of this information may be greatly reduced and its competitive position would be harmed. If Tenet or its licensors do not apply for patent protection prior to such publication or if Tenet cannot otherwise maintain the confidentiality of its proprietary technology and other confidential information, then its ability to obtain patent protection or to protect its trade secret information may be jeopardized.

As is common in the biopharmaceutical industry, Tenet engages the services of consultants to assist it in the development of TNT119. Many of these consultants were previously employed at, or may have previously provided or may be currently providing consulting services to, other biopharmaceutical companies including Tenet’s competitors or potential competitors. Tenet may become subject to claims that it or its consultants inadvertently or otherwise used or disclosed trade secrets or other information proprietary to its consultants’ former employers or their former or current clients. Litigation may be necessary to defend against these claims. If Tenet fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel, which could adversely affect its business. Even if Tenet is successful in defending against these claims, litigation could result in substantial costs and be a distraction to its management team.

Risks Related to Post-Closing Eliem

After the Acquisition, Post-Closing Eliem’s business is highly dependent on the success of TNT119. If Post-Closing Eliem is unable to successfully complete clinical development of, obtain regulatory approval for, or commercialize, TNT119, or if Post-Closing Eliem experiences delays in doing so, its business will be materially harmed.

Post-Closing Eliem future success and ability to generate revenue from TNT119, which Post-Closing Eliem does not expect will occur for several years, if ever, is dependent on Post-Closing Eliem’s ability to successfully develop, obtain regulatory approval for and commercialize TNT119. If TNT119 encounters undesirable safety signals, insufficient efficacy results, development delays, regulatory issues or other problems, Post-Closing Eliem’s development plans and business would be significantly harmed.

Post-Closing Eliem stockholders may not realize a benefit from the Acquisition and the Private Placement commensurate with the ownership dilution they will experience in connection with the Acquisition and the Private Placement.

If Post-Closing Eliem is unable to realize the full strategic and financial benefits currently anticipated from the Acquisition and the Private Placement, Post-Closing Eliem stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent Post-Closing Eliem is able to realize only part of the benefits currently anticipated from the Acquisition and the Private Placement.

Post-Closing Eliem will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all.

As of the closing of the Acquisition and the Private Placement, Post-Closing Eliem had total cash and cash equivalents of approximately $220.0 million. Eliem expects this will be sufficient to fund Post-Closing Eliem’s planned operations into 2027 and to enable the potential attainment of key clinical and development milestones for TNT119. Post-Closing Eliem will require additional funds to continue the development and potential commercialization of TNT119 and any other product candidates it develops. Post-Closing Eliem’s future capital requirements will depend upon a number of factors, including: the number and timing of future product candidates in the pipeline; progress with and results from preclinical testing and clinical trials; the ability to manufacture adequate supply of its product candidates to complete preclinical studies and clinical trials; the costs involved in preparing, filing, acquiring, prosecuting, maintaining and enforcing patent and other intellectual property claims; and the time and costs involved in obtaining regulatory approvals and favorable reimbursement or formulary acceptance.

Raising additional capital may be costly or difficult to obtain and could significantly dilute stockholders’ ownership interests or inhibit Post-Closing Eliem’s ability to achieve its business objectives. It is also possible that the terms of any new equity securities may have preferences over Post-Closing Eliem common stock. Any debt financing Post-Closing Eliem enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of Post-Closing Eliem’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if Post-Closing Eliem raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to Post-Closing Eliem. Even if Post-Closing Eliem were to obtain sufficient funding, there can be no assurance that it will be available on terms acceptable to Post-Closing Eliem or its stockholders.

The market price of Post-Closing Eliem common stock may be volatile, and the market price of the common stock may drop following the Acquisition.

The market price of Post-Closing Eliem common stock following the Acquisition could be subject to significant fluctuations and may drop following the Acquisition. Some of the factors that may cause the market price of Post-Closing Eliem common stock to fluctuate include:

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results of clinical trials and preclinical studies of Post-Closing Eliem’s product candidates, including TNT119, or those of Post-Closing Eliem’s competitors or Post-Closing Eliem’s existing or future collaborators;

•	failure of any of Post-Closing Eliem’s product candidates, if approved, to achieve commercial success;

•	the level of expenses related to any of Post-Closing Eliem’s product candidates, its development programs and any future commercialization efforts;

•	failure to meet or exceed financial and development projections Post-Closing Eliem may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if Post-Closing Eliem does not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated, or at all, by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Post-Closing Eliem or its competitors;

•	actions taken by regulatory agencies with respect to Post-Closing Eliem’s product candidates, preclinical studies, clinical trials, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the combined company’s ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Post-Closing Eliem’s business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by Post-Closing Eliem or its securityholders in the future;

•	if Post-Closing Eliem fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	trading volume of Post-Closing Eliem common stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to anti-CD19 antibody product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with the product candidates and services of Post-Closing Eliem;

•	Post-Closing Eliem’s ability to maintain its listing on the Nasdaq Global Market; and

•	period-to-period fluctuations in Post-Closing Eliem’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Post-Closing Eliem common stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Post-Closing Eliem’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Post-Closing Eliem experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Post-Closing Eliem’s strategic direction or seek changes in the composition of the board of directors of Post-Closing Eliem could have an adverse effect on its operating results and financial condition.

Following the Acquisition, Post-Closing Eliem may be unable to successfully integrate the businesses of Eliem and Tenet and realize the anticipated benefits of the Acquisition.

The Acquisition involves the combination of two companies which currently operate as independent companies. Following the Acquisition, Post-Closing Eliem will focus on developing TNT119 for a broad range of autoimmune diseases, including SLE, ITP and MN. Post-Closing Eliem will be required to devote significant management attention and resources to integrating its business practices and operations. Post-Closing Eliem may fail to realize some or all of the anticipated benefits of the Acquisition, including if the integration process takes longer than expected or is more costly than expected. Potential difficulties Post-Closing Eliem may encounter in the integration process include the following:

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the inability to successfully combine the businesses of Eliem and Tenet in a manner that permits Post-Closing Eliem to achieve the anticipated benefits from the Acquisition, which would result in the anticipated benefits of the Acquisition not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Acquisition.

In addition, Eliem and Tenet have operated and, until the completion of the Acquisition, operated, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain its relationships with third parties or the ability to achieve the anticipated benefits of the Acquisition, or could otherwise adversely affect the business and financial results of Post-Closing Eliem.

The obligations and liabilities of Tenet, some of which may be unanticipated or unknown, may be greater than Post-Closing Eliem has anticipated, which may diminish the value of Tenet to Post-Closing Eliem.

Tenet’s obligations and liabilities, some of which may not have been disclosed to Post-Closing Eliem or may not be reflected or reserved for in Tenet’s financial statements, may be greater than Post-Closing Eliem has anticipated. The obligations and liabilities of Tenet could have a material adverse effect on Tenet’s business or Tenet’s value to Post-Closing Eliem or on Post-Closing Eliem’s business, results of operations or financial condition. Post-Closing Eliem is not entitled to indemnification by Tenet under the Acquisition Agreement with respect to obligations or liabilities of Tenet, whether known or unknown. In the event that Post-Closing Eliem is responsible for liabilities substantially in excess of any amounts recovered through any applicable insurance or alternative remedies that might be available to Post-Closing Eliem, Post-Closing Eliem could suffer severe consequences that materially and adversely affect Post-Closing Eliem’s business, results of operations, or financial conditions.

Post-Closing Eliem may become involved in securities litigation or stockholder derivative litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Acquisition Agreement, and this could divert the attention of Post -Closing Eliem’s management and harm Post-Closing Eliem’s business.

Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction. Post-Closing Eliem may become involved in this type of litigation in connection with the Acquisition, the Private Placement and the other transactions contemplated by the Acquisition Agreement, as well as in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Post-Closing Eliem.

Post-Closing Eliem may never commercialize a product candidate or generate revenue.

Neither Eliem nor Tenet have commercialized a product or generated revenue from the sale of any products. Post-Closing Eliem is expected to incur significant net losses for the foreseeable future and may never achieve or maintain profitability. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a time-consuming, expensive and uncertain process that takes years to complete. Post-Closing Eliem may never generate the necessary data or results required to obtain marketing approval for any product candidates or generate revenue from the sale of any products for which Post-Closing Eliem may obtain marketing approval. Eliem and Tenet cannot predict when, or if, Post-Closing Eliem will obtain regulatory approval to TNT119 or other future product candidates.

The unaudited pro forma condensed combined financial data for Eliem and Tenet included in this filing are preliminary, and Post-Closing Eliem’s actual financial position and operations after the Acquisition may differ materially from the unaudited pro forma condensed combined financial data included in this filing.

The unaudited pro forma condensed combined financial data for Eliem and Tenet included in this filing are presented for illustrative purposes only and are not necessarily indicative of Post-Closing Eliem’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. Post-Closing Eliem’s actual results and financial position after the Acquisition and the Private Placement may differ materially and adversely from the unaudited pro forma condensed combined financial data included in this filing. The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Eliem and Tenet and adjustments and assumptions have been made regarding Post-Closing Eliem after giving effect to the Acquisition and the Private Placement. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by Post-Closing Eliem in connection with the Acquisition and the Private Placement or that have been incurred since the date of such unaudited pro forma condensed combined financial statements. The assumptions used in preparing the unaudited pro forma condensed combined financial data may not prove to be accurate, and other factors may affect Post-Closing Eliem’s financial condition following the Acquisition and the Private Placement.

Eliem and Tenet do not anticipate that Post-Closing Eliem will pay any cash dividends in the foreseeable future.

The current expectation is that Post-Closing Eliem will retain its future earnings, if any, to finance the growth and development of Post-Closing Eliem’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Post-Closing Eliem will be your sole source of gain, if any, for the foreseeable future.

Post-Closing Eliem may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on Post-Closing Eliem’s business and operations.

Post-Closing Eliem may be exposed to increased litigation from stockholders, suppliers and other third parties due to the combination of Eliem’s and Tenet’s businesses following the Acquisition. Such litigation may have an adverse impact on Post-Closing Eliem’s business and results of operations or may cause disruptions to Post-Closing Eliem’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against Post-Closing Eliem, could cause Post-Closing Eliem to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on Post-Closing Eliem’s business, results of operations and financial condition.

Future sales of shares by existing stockholders could cause Post-Closing Eliem’s stock price to decline.

If existing securityholders of Eliem and Tenet sell, or indicate an intention to sell, substantial amounts of Post-Closing Eliem common stock in the public market after certain legal restrictions on resale lapse, the trading price of the common stock of Post-Closing Eliem could decline. After giving effect to the Acquisition and the Private Placement, Post-Closing Eliem had outstanding a total of 66,785,449 shares of common stock as of June 27, 2024. Post-Closing Eliem has agreed to file a registration statement covering the resale of the shares issued in the Acquisition and the Private Placement within 45 days of the closing of the Private Placement. Post-Closing Eliem has agreed to keep such registration statement effective until the date the shares covered by such registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act of 1933, as amended. If outstanding shares of common stock are sold, the trading price of Post-Closing Eliem common stock could decline.

After completion of the Acquisition and the Private Placement, Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, will have the ability to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval.

Upon the completion of the Acquisition and the Private Placement, Post-Closing Eliem’s executive officers, directors and principal stockholders, including RA Capital Management, in the aggregate, beneficially owned approximately 69.6% of Post-Closing Eliem’s outstanding shares of common stock, including 47.1% of Post-Closing Eliem’s outstanding common stock beneficially owned by RA Capital Management and its affiliates as of June 27, 2024. As a result, if these stockholders were to choose to act together (or, in the case of RA Capital Management, alone), they would be able to control or significantly influence all matters submitted to Post-Closing Eliem stockholders for approval, as well as Post-Closing Eliem’s management and affairs. For example, these persons, if they choose to act together (or, in the case of RA Capital Management, alone), would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Post-Closing Eliem’s assets. This concentration of voting power could delay or prevent an acquisition of Post-Closing Eliem on terms that other stockholders may desire.

Post-Closing Eliem will have broad discretion in the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement, and Post-Closing Eliem may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Post-Closing Eliem will have broad discretion over the use of the cash and cash equivalents of Post-Closing Eliem and the proceeds from the Private Placement. You may not agree with Post-Closing Eliem’s decisions, and its use of the proceeds may not yield any return on your investment. Post-Closing Eliem’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Post-Closing Eliem might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence its decisions on how to use Post-Closing Eliem’s cash resources.

If Post-Closing Eliem fails to attract and retain management and other key personnel, it may be unable to continue to successfully develop or commercialize its product candidates or otherwise implement its business plan.

Post-Closing Eliem’s ability to compete in the highly competitive pharmaceuticals industry depends on its ability to attract and retain highly qualified managerial, scientific, medical, legal, sales and marketing and other personnel. Post-Closing Eliem will be highly dependent on recruiting and retaining its management and scientific personnel. The loss of the services of any of these individuals could impede, delay or prevent the successful development of Post-Closing Eliem’s product candidates, completion of its planned clinical trials, commercialization of its product candidates or in-licensing or acquisition of new assets and could negatively impact its ability to implement successfully its business plan. If Post-Closing Eliem loses the services of any of these individuals, it might not be able to find suitable replacements on a timely basis or at all, and its business could be harmed as a result. Post-Closing Eliem might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses.

Post-Closing Eliem expects to expand its clinical development, manufacturing and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, it may encounter difficulties in managing its growth, which could disrupt its operations.

As Post Closing Eliem’s development progresses, it expects to experience significant growth in the number of its employees and consultants and the scope of its operations, particularly in the areas of clinical product development, regulatory affairs and, if TNT119 receives marketing approval, sales, marketing and distribution. To manage Post-Closing Eliem’s anticipated future growth, it must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. There is intense competition for qualified personnel in the technical fields in which Post-Closing Eliem operates and Post-Closing Eliem may not be able to attract and retain qualified personnel necessary for the successful development and future commercialization, if any, of TNT119.

Post-Closing Eliem may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. Post-Closing Eliem’s choice to focus on multiple therapeutic areas may negatively affect its ability to develop adequately the specialized capability and expertise necessary for operations. The expansion of Post-Closing Eliem’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of Post-Closing Eliem’s business plans or disrupt its operations.